EXHIBIT 23

                             CONSENT OF ACCOUNTANT

We consent to the inclusion in this registration statement of Pride, Inc. on Form 10-SB of our report, dated September 10, 2004, on our audits of the consolidated financial statements of Pride, Inc. and subsidiaries as of June 30, 2004 and for the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the prospectus of this registration statement.



/s/ Miller & McCollom
Miller & McCollom
Wheat Ridge, Colorado

September 10, 2004